PRESS RELEASE

Contacts:
Mellanox Technologies
Lee-Ann K. Stewart
408-970-3400
ir@mellanox.com

Stapleton Communications Inc.
Deborah Stapleton
650-470-0200
deb@stapleton.com

Gelbart Kahana
Nava Ladin
+972-3-6074717
nava@gk-biz.com

Mellanox Technologies Announces Q4 and 2007 Financial Results
Sixth Consecutive Quarter of Record Revenue; 73% Year-over-Year Growth

SANTA CLARA, Calif. and YOKNEAM, Israel – Jan. 30, 2008 – Mellanox™ Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of semiconductor-based, server and storage interconnect products, today announced financial results for its fourth quarter and fiscal year 2007, ended Dec. 31, 2007.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded revenue in the fourth quarter of $24.8 million, up 9 percent from $22.7 million reported in the third quarter of 2007 and up 57 percent from the $15.8 million reported in the fourth quarter a year ago. For the year ended Dec. 31, 2007, revenue was $84.1 million, an increase of 73 percent from revenue of $48.5 million reported in 2006.

Gross margins in the fourth quarter were 73.8 percent, compared with 74.9 percent in the third quarter of 2007 and 75.1 percent in the fourth quarter of 2006. GAAP net income in the fourth quarter was $19.7 million or $0.60 per diluted share and included a tax benefit of $12.1 million from the release of a deferred tax assets’ valuation allowance relating primarily to net operating losses, which is expected to reverse in 2008.

On a non-GAAP basis, the company recorded fourth quarter net income of $8.8 million, or $0.26 per diluted share, compared with $8.0 million in the third quarter of 2007 and $4.1 million in the fourth quarter a year ago. For 2007, non-GAAP net income was $27.1 million, or $0.80 per diluted share. These non-GAAP net income results exclude share-based compensation expenses and the release of the valuation allowance against certain deferred tax assets which will be offset against future taxable income.

Total cash and investments were $153.6 million at Dec. 31, 2007. The company generated $4.6 million of cash from operations during the quarter and $25.9 million for the year.

“Mellanox achieved its sixth consecutive quarter of record revenue, and our 2007 results were a record by our key metrics,” said Eyal Waldman, chairman, president and CEO. “We grew annual revenue by 73 percent, expanded gross margins to 74.6 percent and posted record profitability.

“We shipped more than 215,000 adapters in 2007. Our ConnectX InfiniBand products announced during the year have gained wide acceptance and significant traction, as we ended the year with approximately 41,000 shipped to our customers. All the Tier-1 server vendors—Dell, HP, IBM, and Sun— plus additional server vendors are now providing their customers with our ConnectX adapter cards and customized blade products.

“In 2007, we also announced ConnectX 10 Gigabit Ethernet NICs, which are currently undergoing evaluation with customers. Initial feedback on the 10 Gigabit Ethernet products and the combo capability of InfiniBand and 10 Gigabit Ethernet in the same products has been positive,” he said.

“Virtualization with the release of VMware ESX 3.5, server blades and storage will be key growth drivers in 2008 and beyond. We are seeing increasing demand for our products to consolidate multiple Ethernet and Fibre Channel networks into a single adapter, providing end-users the ability to do more with less.

“We successfully completed our initial public offering in February 2007, raising approximately $106 million in net proceeds to the company. Throughout the year, we increased the number of markets and applications that our interconnect products can address, expanding our revenue opportunities in 2008 and beyond.”

Recent Mellanox Press Release Highlights:

• Nov. 14 – Mellanox Announces InfiniBand Enablement for VMware Environments

• Nov. 13 – Mellanox InfiniBand Delivers New Levels of Performance for Windows HPC Server 2008 Based Clusters

• Nov. 13 – Mellanox InfiniBand Boosts Performance for HP’s Cluster Platform Workgroup System

• Nov. 13 – Mellanox ConnectX™ ExpressModule™ Adapters Accelerate Sun Microsystems’ Sun Blade™ Modular Systems

• Nov. 12 – Mellanox InfiniBand Accelerates Three of the Top Five Supercomputers in the World According to the TOP500 List

• Nov. 12 – Mellanox Adds Dual-Port 10GBase-T to its Industry-Leading 10 Gigabit Ethernet NIC Family

• Nov. 12 – Mellanox InfiniScale™ IV Switch Architecture Provides Massively Scaleable 40Gb/s Server and Storage Connectivity

Conference Calls
Mellanox will broadcast its fourth quarter and fiscal year 2007 financial results conference call today, Wednesday, Jan. 30, 2008 at 2:00 p.m. Pacific time (5 p.m. Eastern time). To listen to the call, please dial 913-981-5552 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately one hour after the conclusion of the call, and will remain available for one week. To access the replay, dial 719-457-0820. The pass code is 3772426.

Mellanox will also conduct a conference call on Thursday, Jan. 31, 2008 at 4:00 p.m. Israel Standard Time (IST) to discuss the company’s fourth quarter and 2007 financial results in Hebrew. To listen to the call, dial +972-3-9180610 approximately 10 minutes prior to the start of the call. A taped replay will be made available Feb. 3, 2008, and will remain available for 72 hours. To access the replay, dial +972-3-9255900.

Both conference calls will be available via a live webcast on the investor relations section of the Mellanox web site at www.mellanox.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 12 months.

About Mellanox
Mellanox Technologies is a leading supplier of semiconductor-based, high-performance, InfiniBand and Ethernet connectivity products that facilitate data transmission between servers, communications infrastructure equipment and storage systems. The company’s products are an integral part of a total solution focused on computing, storage and communication applications used in enterprise data centers, high-performance computing and embedded systems.

Founded in 1999, Mellanox Technologies is headquartered in Santa Clara, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.

GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses and the reversal of a valuation allowance against our net deferred tax assets. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses and the reversal of the valuation allowance because it enhances investors’ ability to review our business from the same perspective as management, which believes that such items are not directly attributable to the underlying performance of the company’s business operations. Further, management uses non-GAAP information as certain non-cash charges such as share-based compensation and the reversal of the valuation allowance do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued rate of adoption of our ConnectX InfiniBand adapter products by our customers, the integration of our ConnectX InfiniBand adapter products into large-cluster deployments, volume-level servers, blade servers and storage devices, the rate at which our OEM customer base expands; whether the number of enterprise and commercial applications for our products will continue to increase; whether, and if, we can ship to additional tier-one server companies in the future; our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Form 10-K and in our most recent Form 10-Q filed with the SEC on Nov. 8, 2007. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, ConnectX, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, and InfiniPCI are registered trademarks of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
( in thousands, except per share data, unaudited)

	Three Months Ended December 31,		Year Ended
			December 31,
	2007	2006	2007	2006
Revenues	$24,780	$15,798	$84,078	$48,539
Cost of revenues	(6,499)	(3,932)	(21,390)	(13,533)

Gross profit	18,281	11,866	62,688	35,006

Operating expenses:
Research and development	7,035	4,192	24,638	15,256
Sales and marketing	3,650	2,855	12,739	8,935
General and administrative	1,762	1,160	6,229	3,704

Total operating expenses	12,447	8,207	43,606	27,895

Income from operations	5,834	3,659	19,082	7,111
Other income, net	1,807	206	5,976	438

Income before taxes on income	7,641	3,865	25,058	7,549
Benefit from (provision for) taxes on income	12,084	(30)	10,530	(301)

Net income	$19,725	$3,835	$35,588	$7,248

Accretion of Series D mandatorily redeemable convertible preferred shares	—	(44)	—	(176)
Net income allocable to preferred shareholders	—	(3,493)	—	(6,774)

Net income attributable to ordinary shareholders	$19,725	$298	$35,588	$298

Net income per share attributable to ordinary shareholders — basic	$0.64	$0.04	$1.28	$0.04

Net income per share attributable to ordinary shareholders — diluted	$0.60	$0.03	$1.18	$0.03

Shares used in computing income per share attributable to ordinary shareholders:
Basic	30,854	7,820	27,827	7,709
Diluted	32,922	9,851	30,201	9,683

Mellanox Technologies, Ltd.
Reconciliation of GAAP to Non-GAAP Operating Results
( in thousands, unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006
GAAP NET INCOME	$19,725	$3,835	$35,588	$7,248
Adjustments:
Share-based compensation expense	1,144	297	3,564	469
Deferred taxes on NOL in Israel	(12,091)	—	(12,091)	—

NON-GAAP NET INCOME	$8,778	$4,132	$27,061	$7,717

GAAP SHARES – BASIC	30,854	7,820	27,827	7,709
Adjustments:
Impact from weighted outstanding shares*	186	42	3,213	153

NON-GAAP SHARE – BASIC	31,040	7,862	31,040	7,862

GAAP SHARES – DILUTED	32,922	9,851	30,201	9,683
Adjustments:
Impact from weighted outstanding shares*	186	42	3,213	153
Effect of dilutive securities under GAAP**	(2,059)	(2,031)	(2,365)	(1,974)
Total options vested and exercisable	2,986	3,769	2,986	3,769

NON-GAAP SHARES – DILUTED	34,035	11,631	34,035	11,631

* Under GAAP, shares used in computing income per share attributable to ordinary shareholders are adjusted for the amount of time they are outstanding during the period. Because the shares issued pursuant to our initial public offering were issued, and all of our then outstanding preferred shares converted into ordinary shares on February 13, 2007, those shares were adjusted for the amount of time they were outstanding during the period as part of the GAAP SHARES – BASIC calculation. The GAAP SHARES – BASIC have been adjusted to a non-GAAP measure as if those ordinary shares were outstanding during the entire period to provide a comparable share number in future quarters.

** This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential common shares from stock options had been issued under the Treasure method.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$100,650	$20,570
Marketable securities	52,231	—
Restricted cash	709	678
Accounts receivable, net	17,353	10,141
Inventories	5,396	4,079
Deferred taxes	12,312	288
Prepaid expenses and other	1,509	2,182

Total current assets	190,160	37,938
Property and equipment, net	8,449	2,588
Severance assets	3,152	2,284
Intangible assets, net	395	167
Other long-term assets	244	124

Total assets	$202,400	$43,101

LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,703	$4,490
Other accrued liabilities	11,282	6,426
Capital lease obligations, current	1,560	420
Other liabilities, current	—	1,156

Total current liabilities	19,545	12,492
Accrued severance	4,058	2,940
Capital lease obligations, net of current portion	1,609	541
Other long-term obligations	71	96

Total liabilities	25,283	16,069
Mandatorily redeemable convertible preferred shares	—	55,759
Convertible preferred shares	—	36,338
Shareholders’ equity (deficit)
Ordinary shares	128	32
Additional paid-in capital	210,618	4,174
Accumulated other comprehensive income	54	—
Accumulated deficit	(33,683)	(69,271)

Total shareholders’ equity (deficit)	177,117	(65,065)

Total liabilities, convertible preferred shares and shareholders’ equity (deficit)	$202,400	$43,101

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
( in thousands, unaudited)

	Year Ended
	December 31,
	2007	2006
Cash flows from operating activities:
Net income	$35,588	$7,248
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,097	1,954
Share-based compensation expense	3,564	469
Gain on investments	(2,328)	—
Deferred income taxes	(12,143)	(201)
Changes in assets and liabilities:
Accounts receivable, net	(7,212)	(2,198)
Inventories	(1,317)	(48)
Prepaid expenses and other assets	644	(313)
Accounts payable	2,213	285
Accrued liabilities and other payables	4,833	1,885

Net cash provided by operating activities	25,939	9,081

Cash flows from investing activities:
Purchase of severance-related insurance policies	(868)	(472)
Purchases of marketable securities	(151,465)	—
Maturities and sale of marketable securities	101,616	—
Return of restricted cash deposit	(3)	650
Purchase of property and equipment	(3,960)	(747)

Net cash used in investing activities	(54,680)	(569)

Cash flows from financing activities:
Proceeds from initial public offering, net of issuance costs	105,953	—
Principal payments on capital lease obligations	(2,053)	(308)
Payments on deferred public offering costs	—	(1,384)
Proceeds from exercise of share options and warrants	3,450	1,400
Excess tax benefit from share-based compensation	1,471	—

Net cash provided by (used in ) financing activities	108,821	(292)

Net increase in cash and cash equivalents	80,080	8,220
Cash and cash equivalents at beginning of period	20,570	12,350

Cash and cash equivalents at end of period	$100,650	$20,570